UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On November 24, 2020, Syneos Health, Inc. (the “Company”) completed the issuance and sale of $600.0 million aggregate principal amount of 3.625% senior notes due 2029 (the “Notes”). The Company received net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, of approximately $592.8 million. The net proceeds of the offering, together with cash on hand, will be used for general corporate purposes, including the funding of acquisitions, and for the repayment of indebtedness.

The Notes were issued pursuant to an indenture, dated as of November 24, 2020 (the “Base Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of November 24, 2020 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein and the Trustee. The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Company and are guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s subsidiaries.

The Company may redeem some or all of the Notes at any time prior to January 15, 2024 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest. In addition, prior to July 15, 2023, the Company may redeem up to 40% of the original principal amount of the Notes with proceeds of certain equity offerings at a redemption price equal to 103.625% of the aggregate principal amount of such Notes plus accrued and unpaid interest. On or after January 15, 2024 , the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture plus accrued and unpaid interest. The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, (1) incur additional liens, (2) engage in certain sale and leaseback transactions, and (3) conduct mergers, consolidations or asset sales. These covenants are subject to exceptions and qualifications set forth in the Indenture.

If the Company sells certain of its assets or experiences specific kinds of changes of control, the Company must offer to repurchase the Notes at a repurchase price equal to (1) par plus any accrued and unpaid interest in the case of an asset sale or (2) 101% of the aggregate principal amount thereof plus any accrued and unpaid interest in the case of a change of control.

The Indenture also contains customary events of default, including (1) failure to make required payments, (2) failure to comply with certain covenants, (3) failure to pay certain other indebtedness, (4) certain events of bankruptcy and insolvency, and (5) failure to pay certain judgments. An event of default under the Indenture allows either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes, as applicable, issued under such Indenture to accelerate the amounts due under the Notes, or in the case of a bankruptcy or insolvency, will automatically cause the acceleration of the amounts due under the Notes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

Amendment to the Credit Agreement

On November 24, 2020, the Company also entered into an amendment to the credit agreement governing its existing senior secured credit facilities (the “Amendment”) pursuant to which, among other things, the Company extended the maturity date thereof to August 2024.

The Base Indenture, the form of Note, the Supplemental Indenture and the Amendment are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture, the Notes and the Amendment are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On November 24, 2020, the Company issued a press release announcing the completion of the Notes offering. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 24, 2020, between the Company and Wells Fargo Bank, National Association, as trustee

4.2	Form of 3.625% senior note due 2029 (included in Exhibit 4.1)

4.3	First Supplemental Indenture, dated as of November 24, 2020, between the Company, the subsidiary guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee

4.4	Amendment No. 4, dated as of November 24, 2020, to that certain Credit Agreement, dated as of August 1, 2017 (as amended by Amendment No. 1, dated as of May 4, 2018, Amendment No. 2, dated as of March 26, 2019 and Amendment No. 3, dated as of April 7, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders

99.1	Press Release issued on November 24, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: November 25, 2020	By:	/s/ Jason Meggs
	Name:	Jason Meggs
	Title:	Chief Financial Officer (Principal Financial Officer)